SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): October 31, 1997

                            LNR PROPERTY CORPORATION
             (Exact name of Registrant as Specified in its Charter)

  Delaware                    1-13223                    65-0777234
(State or Other              (Commission               (IRS Employer
Jurisdiction of              File Number)         Identification Number)
Incorporation)

                           760 Northwest 107th Avenue
                              Miami, Florida 33172
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (305) 485-2000

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b)   Pro Forma Financial Information

(1) Introduction to LNR Property Corporation Unaudited Pro Forma Combined Financial Information

(2) LNR Property Corporation Unaudited Pro Forma Combined Balance Sheet as of August 31, 1997

(3) LNR Property Corporation Unaudited Pro Forma Combined Statement of Earnings for the nine nonths ended August 31, 1997

(4) Notes to LNR Property Corporation Unaudited Pro Forma Combined Financial Information

       INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         The following unaudited pro forma combined balance sheet of LNR Property Corporation ("LNR" and together with its subsidiaries, the "Company") as of August 31, 1997 and the unaudited pro forma combined statement of earnings for the nine months ended August 31, 1997 have been prepared to reflect the Company's contribution to Lennar Land Partners and contributions to the capital of the Company by Lennar Corporation ("Lennar") in connection with the spin-off of the Company to Lennar's stockholders.

         The unaudited pro forma combined balance sheet has been prepared as if the distribution (the "Distribution") occurred on August 31, 1997 and the unaudited pro forma combined statement of earnings has been prepared as if the distribution occurred on December 1, 1996. The unaudited pro forma financial statements have been prepared utilizing the accounting policies outlined in the historical financial statements included in the Company's Form 10 Registration Statement (the "Form 10"), as amended through October 10, 1997.

         The following information should be read in conjunction with the Company's combined financial statements and the notes thereto, Management's Discussion and Analysis of Financial Condition and Results of Operations and other financial information included in the Form 10. The unaudited pro forma financial statements do not necessarily reflect what the results of operations and financial position would have been had the distribution occurred as assumed in preparing the unaudited pro forma financial statements, nor do they necessarily reflect the future results or financial position of the Company.

                            LNR PROPERTY CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AS OF AUGUST 31, 1997
                                 (IN THOUSANDS)

                                                        HISTORICAL        ADJUSTMENTS        PRO FORMA
                                                        ----------        -----------        ---------
ASSETS
Cash and cash equivalents                                 $ 21,770          95,931   (3)       117,701
Investment securities                                      287,198               -             287,198
Mortgage loans, net                                         45,708               -              45,708
Operating properties and equipment, net                    220,109               -             220,109
Land held for investment                                    73,669               -              73,669
Investments in and advances to partnerships                 69,916          87,500   (1)       157,416
Deferred income taxes                                        2,113          20,185   (2)        22,298
Other assets                                                30,178               -              30,178
                                                         ---------        --------          ----------
   Total assets                                           $750,661         203,616             954,227
                                                         =========        ========          ==========

LIABILITIES, PARENT COMPANY INVESTMENT AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable                                          $  3,452               -               3,452
Accrued expenses and other liabilities                      37,635               -              37,635
Mortgage notes and other debts payable                     367,667         (30,000)  (3)       337,667
                                                         ---------        --------          ----------
   Total liabilities                                       408,754         (30,000)            378,754
                                                         ---------        --------          ----------
Parent Company investment/Stockholders' equity:
Parent Company investment                                  323,133          80,422   (1)             -
                                                                            20,185   (2)
                                                                           120,531   (3)
                                                                          (544,271)  (4)
Common stock                                                     -           3,606   (4)         3,606
Additional paid-in capital                                       -         553,143   (4)       553,143
Unrealized gains on securities available for sale, net      18,774               -              18,774
                                                         ---------        --------          ----------
   Total Parent Company investment and
      Stockholders' equity                                 341,907         233,616             575,523
                                                         ---------        --------          ----------
   Total liabilities, Parent Company investment and
      Stockholders' equity                               $ 750,661         203,616             954,277
                                                         =========        ========          ==========

  See accompanying notes to unaudited pro forma combined financial information

                            LNR PROPERTY CORPORATION
               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                   FOR THE NINE MONTHS ENDED AUGUST 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        HISTORICAL        ADJUSTMENTS        PRO FORMA
                                                        ----------        -----------        ---------
Revenues
   Rental income                                        $ 43,578                 -          43,578
   Equity in earnings of partnerships                     25,780             7,078  (1)     32,858
   Interest income                                        35,908             3,800  (3)     39,708
   Gains on sales of real estate, net                     13,874                 -          13,874
   Management fees                                        10,842                 -          10,842
   Other, net                                              2,557                 -           2,557
                                                       ---------          --------         -------
      Total revenues                                     132,539            10,878         143,417
                                                       ---------          --------         -------
Costs and expenses
   Cost of rental operations                              24,578                 -          24,578
   General and administrative                             17,954                 -          17,954
   Spin-off costs                                          2,680                 -           2,680
   Depreciation                                            4,322                 -           4,322
                                                       ---------          --------         -------
      Total costs and expenses                            49,534                 -          49,534
                                                       ---------          --------         -------

Operating income                                          83,005            10,878          93,883
   Interest expense                                       20,722            (1,600) (3)     19,122
                                                       ---------          --------         -------
Earnings before taxes                                     62,283            12,478          74,761
Income taxes                                              24,290             4,866  (5)     29,156
                                                       ---------          --------         -------
Net earnings                                           $  37,993             7,612          45,605
                                                       =========          ========         =======
Earnings per share                                                                         $  1.25 (6)
                                                                                           =======

Weighted average pro forma shares outstanding                                               36,434 (6)
                                                                                           =======

  See accompanying notes to unaudited pro forma combined financial information

                            LNR PROPERTY CORPORATION
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(1) Represents entries to reflect the transfer of parcels of land from Lennar to the Company and from the Company to Lennar Land Partners, which will be 50% owned by the Company. Equity in earnings of partnerships includes the Company's 50% interest in the earnings of Lennar Land Partners.

(2) Represents entries to reflect the Company's share of deferred tax assets associated with the Company's interest in Lennar Land Partners.

(3) In accordance with the Separation and Distribution Agreement with Lennar, the assets and liabilities of Lennar and its subsidiaries were divided between Lennar and its homebuilding subsidiaries and the Company so that Lennar and its homebuilding subsidiaries would have a net worth of $200 million (with specified adjustments) and the remaining net worth was transferred to the Company. The entries reflect the equity contribution from Lennar and the planned use of a portion of that contribution to reduce debt by $30 million, as well as lower interest expense due to the reduced debt level. Entries were also booked to reflect the investment of the excess proceeds of $96 million in marketable securities and the additional interest income due to those investments.

(4) Represents entries to reflect the conversion of Lennar's investment into common stock and additional paid-in capital as a result of the Distribution.

(5) The adjustment to taxes was made to reflect the Company's total tax expense at the Company's effective tax rate of 39.0%.

(6) Earnings per share have been calculated using the average number of common shares and common share equivalents outstanding for LNR.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            /s/ Shelly Rubin
                                            ---------------------------------
                                            Name:  Shelly Rubin
                                            Title: Chief Financial Officer

                                            Date:  January 16, 1998